Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FIRST QUARTER 2021 RESULTS

SANTA MONICA, CALIFORNIA, May 6, 2021 – Entravision Communications Corporation (NYSE: EVC), a leading global media and marketing technology company, today announced financial results for the three-month period ended March 31, 2021.

First Quarter 2021 Highlights

•	Net revenue up 132% over the same prior-year period
•	Net income attributable to common stockholders of $5.4 million, compared to a loss of $35.6 million in the prior year
•	Consolidated Adjusted EBITDA up 47% over the same prior-year period
•	Operating cash flow up 95% over the same prior-year period
•	Free cash flow up 149% over the same prior-year period
•	Quarterly cash dividend of $0.025 per share

“We are very pleased with our results for the first quarter 2021, with core television and audio performing well, along with our digital segment that continues to see solid growth,” said Walter F. Ulloa, Chairman and Chief Executive Officer. “We are particularly pleased with the progress of our recent acquisition of Cisneros Interactive through which we significantly expanded Entravision’s digital offerings to customers, including representing some of the strongest global audience and ad tech platforms. As we grew our top line, we also remained cost conscious and continue to operate a much more efficient business than even prior to the onset of the COVID-19 pandemic. Overall, we are optimistic for gradual, but continued progress throughout the balance of the year as macroeconomic conditions progress.”

Quarterly Cash Dividend

The Company announced today that its Board of Directors approved a quarterly cash dividend to shareholders of $0.025 per share on the Company's Class A, Class B and Class U common stock, in an aggregate amount of approximately $2.1 million. The quarterly dividend will be payable on June 30, 2021 to shareholders of record as of the close of business on June 16, 2021, and the common stock will trade ex-dividend on June 15, 2021. The Company currently anticipates that future cash dividends will be paid on a quarterly basis; however, any decision to pay future cash dividends will be subject to approval by the Board.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure is included beginning on page 9.

Entravision Communications

Unaudited Financial Highlights

	Three-Month Period
	Ended March 31,
	2021	2020	% Change
Net revenue	$148,880	$64,249	132%
Cost of revenue - digital (1)	84,756	7,347	*
Operating expenses (2)	40,414	40,270	0%
Corporate expenses (3)	7,158	6,840	5%
Foreign currency (gain) loss	586	1,508	(61)%

Consolidated adjusted EBITDA (4)	14,195	9,679	47%

Free cash flow (5)	$13,029	$5,229	149%

Net income (loss)	$7,002	$(35,592)	*
Net (income) loss attributable to redeemable noncontrolling interest	$(1,573)	$-	*
Net income (loss) attributable to common stockholders	$5,429	$(35,592)	*

Net income (loss) per share attributable to common stockholders, basic and diluted	$0.06	$(0.42)	*

Weighted average common shares outstanding, basic	85,041,628	84,317,767
Weighted average common shares outstanding, diluted	86,986,581	84,317,767

(1)	Consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized.
(2)

Operating expenses includes direct operating and selling, general and administrative expenses. Included in operating expenses are $0.3 million and $0.1 million of non-cash stock-based compensation for the three-month periods ended March 31, 2021 and 2020, respectively.

(3)	Corporate expenses include $0.8 million and $0.7 million of non-cash stock-based compensation for the three-month periods ended March 31, 2021 and 2020, respectively.
(4)

Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other operating gain (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from the Federal Communications Commission, or FCC, spectrum incentive auction less related expenses, expenses associated with investments, EBITDA attributable to redeemable noncontrolling interest, acquisitions and dispositions and certain pro-forma cost savings. We use the term consolidated adjusted EBITDA because that measure is defined in the agreement governing our current credit facility (“the 2017 Credit Facility”) and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from FCC spectrum incentive auction less related expenses, expenses associated with investments, EBITDA attributable to redeemable noncontrolling interest, acquisitions and dispositions and certain pro-forma cost savings.

(5)

Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, capital expenditures and non-recurring cash expenses plus dividend income, and other operating gain (loss). Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, and less interest income.

Entravision Communications

Unaudited Financial Results

	Three-Month Period
	Ended March 31,
	2021	2020	% Change
Net revenue	$148,880	$64,249	132%
Cost of revenue - digital (1)	84,756	7,347	*
Operating expenses (1)	40,414	40,270	0%
Corporate expenses (1)	7,158	6,840	5%
Depreciation and amortization	5,184	4,512	15%
Impairment charge	1,326	39,835	(97)%
Foreign currency (gain) loss	586	1,508	(61)%
Other operating (gain) loss	(1,913)	(836)	129%

Operating income (loss)	11,369	(35,227)	*
Interest expense, net	(1,577)	(2,056)	(23)%
Dividend income	2	23	(91)%

Income (loss) before income taxes	9,794	(37,260)	*
Income tax benefit (expense)	(2,792)	1,668	*

Net income (loss)	7,002	(35,592)	*
Net (income) loss attributable to redeemable noncontrolling interest	(1,573)	-	*
Net income (loss) attributable to common stockholders	$5,429	$(35,592)	*

(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 2.

Net revenue in the first quarter of 2021 totaled $148.9 million, up 132% from $64.2 million in the prior-year period. Of the overall increase, approximately $88.2 million was attributable to our digital segment and was primarily due to our acquisition of a majority interest in Cisneros Interactive during the fourth quarter of 2020, partially offset by a decrease in advertising revenue as a result of declines in pre-acquisition digital revenue and the continuing economic crisis resulting from the COVID-19 pandemic. The overall increase in net revenue was partially offset by a decrease of approximately $3.1 million attributable to our television segment due to a decrease in political revenue, partially offset by increases in revenue from spectrum usage rights and local and national advertising revenue. Additionally, the overall increase in net revenue was partially offset by a decrease of approximately $0.4 million attributable to our radio segment.

Cost of revenue in the first quarter of 2021 totaled $84.8 million compared to $7.3 million in the prior-year period. The increase was primarily due to increased costs of revenue associated with the increase in net revenue due to our acquisition of a majority interest in Cisneros Interactive during the fourth quarter of 2020.

Operating expenses in the first quarter of 2021 totaled $40.4 million, up slightly from $40.3 million in the prior-year period. The increase was primarily due to our acquisition of a majority interest in Cisneros Interactive during the fourth quarter of 2020, partially offset by decreases in salary expense associated with furloughs and layoffs that occurred in 2020.

Corporate expenses in the first quarter of 2021 totaled $7.2 million, up 5% from $6.8 million in the prior-year period. The increase was primarily due to an increase in salaries and audit fees.

Balance Sheet & Related Metrics

Cash and marketable securities as of March 31, 2021 totaled approximately $166 million. Total debt was $214.5 million. Net of $75 million of cash and marketable securities, total leverage as defined in the Company’s credit agreement was 2.1 times at the end of the first quarter 2021. Net of total accessible cash and marketable securities, total leverage was 1.0 times.

Entravision Communications

Unaudited Segment Results

	Three-Month Period
	Ended March 31,
	2021	2020	% Change
Net Revenue
Television	$36,091	$39,199	(8)%
Digital	101,482	13,331	661%
Radio	11,307	11,719	(4)%
Total	$148,880	$64,249	132%

Cost of Revenue - digital (1)
Digital	$84,756	$7,347	*

Operating Expenses (1)
Television	19,884	21,757	(9)%
Digital	10,850	6,864	58%
Radio	9,680	11,649	(17)%
Total	$40,414	$40,270	0%

Corporate Expenses (1)	$7,158	$6,840	5%

Consolidated adjusted EBITDA (1)	$14,195	$9,679	47%

(1)	Cost of revenue, operating expenses, corporate expenses, and consolidated adjusted EBITDA are defined on page 2.

Notice of Conference Call

Entravision Communications Corporation will hold a conference call to discuss its first quarter 2021 results on Thursday, May 6, 2021 at 5 p.m. Eastern Time. To access the conference call, please dial (877) 317-6789 (U.S.) or (412) 317-6789 (Int’l) ten minutes prior to the start time. The call will also be available via live webcast on the investor relations portion of the Company's website located at www.entravision.com.

About Entravision Communications Corporation

Entravision is a diversified global media, marketing and technology company serving clients throughout the United States and in more than 20 countries across Latin America, Europe, and Asia.  Entravision has 54 television stations and is the largest affiliate group of the Univision and UniMás television networks, and 48 Spanish-language radio stations that feature nationally recognized, award-winning talent.  Our dynamic digital portfolio includes Entravision Digital, which serves SMBs in high-density U.S. Latino markets and provides cutting-edge mobile programmatic solutions and demand-side platforms that allow advertisers to execute performance campaigns using machine-learned bidding algorithms, along with Cisneros Interactive, a leader in digital advertising solutions in the Latin American and U.S. Hispanic markets representing major technology platforms.  Shares of Entravision Class A Common Stock trade on The New York Stock Exchange under the ticker symbol: EVC. Learn more about all of our media, marketing and technology offerings at entravision.com or connect with us on LinkedIn and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

Entravision Communications

For more information, please contact:

Christopher T. Young	Kimberly Esterkin
Chief Financial Officer	ADDO Investor Relations
Entravision Communications Corporation	310-829-5400
310-447-3870	evc@addo.com

# # #

(Financial Table Follows)

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	March 31,	December 31,
	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$149,987	$119,162
Marketable securities	15,745	27,988
Restricted cash	749	749
Trade receivables, net of allowance for doubtful accounts	132,149	142,004
Assets held for sale	6,138	2,141
Prepaid expenses and other current assets	18,418	18,021
Total current assets	323,186	310,065
Property and equipment, net	69,737	72,004
Intangible assets subject to amortization, net	47,587	49,412
Intangible assets not subject to amortization	211,753	216,653
Goodwill	58,043	58,043
Operating leases right of use asset	34,276	33,525
Other assets	7,586	7,643
Total assets	$752,168	$747,345

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$3,000	$3,000
Accounts payable and accrued expenses	124,369	126,849
Operating lease liabilities	7,510	7,290
Total current liabilities	134,879	137,139
Long-term debt, less current maturities, net of unamortized debt issuance costs	209,811	210,454
Long-term operating lease liabilities	32,015	31,775
Other long-term liabilities	3,616	3,732
Deferred income taxes	56,306	54,980
Total liabilities	436,627	438,080

Redeemable noncontrolling interest	34,858	33,285
Stockholders' equity
Class A common stock	6	6
Class B common stock	2	2
Class U common stock	1	1
Additional paid-in capital	827,749	828,813
Accumulated deficit	(546,357)	(551,786)
Accumulated other comprehensive income (loss)	(718)	(1,056)
Total stockholders' equity	280,683	275,980
Total liabilities and stockholders' equity	$752,168	$747,345

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period
	Ended March 31,
	2021	2020
Net revenue	$148,880	$64,249

Expenses:
Cost of revenue - digital	84,756	7,347
Direct operating expenses	26,561	26,679
Selling, general and administrative expenses	13,853	13,591
Corporate expenses	7,158	6,840
Depreciation and amortization	5,184	4,512
Impairment charge	1,326	39,835
Foreign currency (gain) loss	586	1,508
Other operating (gain) loss	(1,913)	(836)
	137,511	99,476
Operating income (loss)	11,369	(35,227)
Interest expense	(1,717)	(2,680)
Interest income	140	624
Dividend income	2	23
Income (loss) before income taxes	9,794	(37,260)
Income tax benefit (expense)	(2,792)	1,668

Net income (loss)	7,002	(35,592)
Net (income) loss attributable to redeemable noncontrolling interest	(1,573)	-
Net income (loss) attributable to common stockholders	$5,429	$(35,592)

Basic and diluted earnings per share:
Net income (loss) per share attributable to common stockholders, basic and diluted	$0.06	$(0.42)
Cash dividends declared per common share, basic and diluted	$0.03	$0.05

Weighted average common shares outstanding, basic	85,041,628	84,317,767
Weighted average common shares outstanding, diluted	86,986,581	84,317,767

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period
	Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$7,002	$(35,592)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,184	4,512
Impairment charge	1,326	39,835
Deferred income taxes	2,987	(1,813)
Non-cash interest	139	169
Amortization of syndication contracts	119	130
Payments on syndication contracts	(124)	(130)
Non-cash stock-based compensation	1,071	789
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	9,927	7,482
(Increase) decrease in prepaid expenses and other assets	1,177	1,026
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(5,356)	(4,394)
Net cash provided by operating activities	23,452	12,014
Cash flows from investing activities:
Purchases of property and equipment	(1,838)	(2,671)
Purchases of intangible assets	—	(155)
Proceeds from marketable securities	12,120	16,617
Net cash provided by (used in) investing activities	10,282	13,791
Cash flows from financing activities:
Tax payments related to shares withheld for share-based compensation plans	(9)	—
Payments on long-term debt	(750)	(750)
Dividends paid	(2,126)	(4,218)
Repurchase of Class A common stock	—	(525)
Net cash used in financing activities	(2,885)	(5,493)
Effect of exchange rates on cash, cash equivalents and restricted cash	(24)	77
Net increase (decrease) in cash, cash equivalents and restricted cash	30,825	20,389
Cash, cash equivalents and restricted cash:
Beginning	119,911	33,857
Ending	$150,736	$54,246

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period
	Ended March 31,
	2021	2020

Consolidated adjusted EBITDA (1)	$14,195	$9,679
EBITDA attributable to redeemable noncontrolling interest	2,837	-
Interest expense	(1,717)	(2,680)
Interest income	140	624
Dividend income	2	23
Income tax expense	(2,792)	1,668
Amortization of syndication contracts	(119)	(130)
Payments on syndication contracts	124	130
Non-cash stock-based compensation included in direct operating expenses	(316)	(131)
Non-cash stock-based compensation included in corporate expenses	(755)	(658)
Depreciation and amortization	(5,184)	(4,512)
Impairment charge	(1,326)	(39,835)
Non-recurring cash severance charge	-	(606)
Other operating gain (loss)	1,913	836
Net (income) loss attributable to redeemable noncontrolling interest	(1,573)	-
Net income (loss) attributable to common stockholders	5,429	(35,592)

Depreciation and amortization	5,184	4,512
Impairment charge	1,326	39,835
Deferred income taxes	2,987	(1,813)
Non-cash interest	139	169
Amortization of syndication contracts	119	130
Payments on syndication contracts	(124)	(130)
Non-cash stock-based compensation	1,071	789
Net income (loss) attributable to redeemable noncontrolling interest	1,573	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	9,927	7,482
(Increase) decrease in prepaid expenses and other assets	1,177	1,026
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(5,356)	(4,394)
Cash flows from operating activities	23,452	12,014

(1)	Consolidated adjusted EBITDA is defined on page 2.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period
	Ended March 31,
	2021	2020
Consolidated adjusted EBITDA (1)	$14,195	$9,679
Net interest expense (1)	(1,438)	(1,887)
Dividend income	2	23
Cash paid for income taxes	195	(145)
Capital expenditures (2)	(1,838)	(2,671)
Non-recurring cash severance charge	-	(606)
Other operating gain (loss)	1,913	836
Free cash flow (1)	13,029	5,229

Capital expenditures (2)	1,838	2,671
EBITDA attributable to redeemable noncontrolling interest	2,837	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	9,927	7,482
(Increase) decrease in prepaid expenses and other assets	1,177	1,026
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(5,356)	(4,394)
Cash Flows From Operating Activities	$23,452	$12,014

(1)	Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 2.
(2)	Capital expenditures are not part of the consolidated statement of operations.